Exhibit 99.1

MAIA Biotechnology Announces Pricing of Initial Public Offering

CHICAGO, IL, July 27, 2022--MAIA Biotechnology, Inc., (NYSE American: MAIA) (“MAIA”, the “Company”), a clinical-stage biopharmaceutical company developing targeted immunotherapies for cancer, today announced the pricing of its initial public offering of 2,000,000 shares of the Company's common stock at a public offering price of $5.00 per share for aggregate gross proceeds of $10,000,000 prior to deducting underwriting discounts, commissions, and other offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 300,000 shares of common stock at the public offering price, less discounts and commissions, to cover over-allotments.

The shares of common stock are expected to begin trading on the NYSE American under the ticker symbol "MAIA" on July 28, 2022. The offering is expected to close on August 1, 2022, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the initial public offering to fund the first part of the Phase 2 trials of the Company’s product candidate THIO, pre-clinical development of second-generation of telomere targeting compounds and other research and development activities, as well as for working capital and other general corporate purposes.

ThinkEquity is acting as sole book-running manager for the offering.

The registration statement on Form S-1 (file No. 333-264225) relating to the shares being sold in this offering has been filed with the U.S. Securities and Exchange Commission (the "SEC") and became effective on July 27, 2022. A final prospectus related to the proposed offering will be filed and made available on the SEC's website at https://www.sec.gov/. The offering is being made only by means of a prospectus. Electronic copies of the final prospectus may be obtained, when available, from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004, by telephone at (877) 436-3673 and by email at prospectus@think-equity.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MAIA Biotechnology, Inc.

MAIA is a clinical-stage biopharmaceutical company developing targeted immunotherapies for cancer.   The Company’s lead program is THIO, a potential first-in-class cancer telomere targeting agent in clinical development for the treatment of patients with telomerase-positive cancers. For more information, please visit www.maiabiotech.com.

Forward Looking Statements

This press release includes forward-looking statements including, but not limited to, statements related to the closing of the offering and the expected use of proceeds, development of drug candidates, our operations and business strategy, our expected financial results, and corporate updates. The forward-looking statements contained in this press release are based on management's current expectations and are subject to substantial risks, uncertainty and changes in circumstances. Actual results may differ materially from those expressed by these expectations due to risks and uncertainties, including, among others, those related to our ability to obtain additional capital on favorable terms to us, or at all, including, without limitation, to fund our current and future preclinical studies and clinical trials and the success, timing and cost of our drug development program and our ongoing or future preclinical studies and clinical trials, including, without limitation, the possibility of unfavorable new clinical and preclinical data and additional analyses of existing data, that the risks that prior clinical and preclinical results may not be replicated, and risks associated with the current coronavirus pandemic. Forward-looking statements speak only as of the date of this press release, and we undertake no obligation to review or update any forward-looking statement except as may be required by applicable law.

Investor Inquiries

ICR Westwicke

Stephanie Carrington

Stephanie.carrington@westwicke.com

646-277-1282